SCHEDULE II
                         INFORMATION WITH RESPECT TO
              TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-MULTIMEDIA INC

 GABELLI MULTIMEDIA PARTNERS, L.P.
                3/31/95            1,500            37.5000

 GABELLI FUNDS, INC.

  GABELLI VALUE FUND
                4/03/95            5,000            37.8750

 GAMCO INVESTORS, INC.
                4/07/95              500-           38.2488
                4/07/95              500            38.2488
                4/07/95           50,000            38.2500
                4/06/95          114,500            38.3237
                4/05/95            1,000-           38.3125
                4/05/95           52,500            38.2440
                4/05/95            8,000            38.2500
                4/04/95              500-           37.6250
                4/04/95              500            37.6250
                4/04/95          103,000            38.2488
                4/04/95           14,000            38.2500
                4/03/95              500-           37.6250
                4/03/95              500            37.6250
                4/03/95              200            37.7500
                3/31/95            5,000            37.5000
                3/31/95            1,000            37.6250

 GABELLI & COMPANY MARKET MAKING ACCOUNT
                4/04/95            1,181-           38.2500

 ALCE PARTNERS, L.P.
                3/31/95              500            37.5000
                3/31/95            1,000            37.6250






(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.

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